UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

(Amendment No. )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Under § 240.14a-12

PEOPLE’S LIBERATION, INC.
(Name of Registrant as Specified in its Charter)

_______________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PEOPLE’S LIBERATION, INC.
1212 S. Flower St., 5th Floor

Los Angeles, CA 90015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Friday, June 17, 2011

To the Stockholders of People’s Liberation, Inc.:

The 2011 Annual Meeting of Stockholders of People’s Liberation, Inc. will be held at the Company’s offices at 1212 S. Flower St., 5th Floor, Los Angeles, CA 90015 on Friday, June 17, 2011 at 9:00 a.m. Pacific Daylight Time, for the following purposes:

1.	To elect one (1) Class III member of the Board of Directors for a three-year term;

2.	To ratify the selection of Weinberg and Company as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on May 11, 2011 as the record date for determination of stockholders entitled to notice of, and to vote at, the meeting and any of its adjournments or postponements.

You are cordially invited to attend the Annual Meeting in person.  However, you must be a stockholder of record at the close of business on May 11, 2011 to vote at the meeting.  If your shares are held in street name, you must obtain a Proxy, executed in your favor, from the holder of record in order to be able to vote at the Annual Meeting.  Regardless of whether or not you will attend, please mark, date, sign and return the enclosed proxy.

By Order of the Board of Directors

/s/ Colin Dyne
Colin Dyne
Chairman of the Board and
Chief Executive Officer

THE ATTACHED PROXY STATEMENT AND
OUR ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT
HTTP://WWW.PPLBUSA.COM/SEC.HTML

May 18, 2011

YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE STAMPED RETURN ENVELOPE PROVIDED.  YOUR PROMPT RETURN OF THE PROXY WILL HELP AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION TO ASSURE A QUORUM AT THE MEETING.

THE ANNUAL MEETING IS ON JUNE 17, 2011
PLEASE RETURN YOUR PROXY IN TIME

PEOPLE’S LIBERATION, INC.
1212 S. Flower St., 5th Floor
Los Angeles, CA 90015

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held Friday, June 17, 2011

GENERAL INFORMATION AND VOTING RIGHTS

This proxy statement (the Proxy Statement) and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of People’s Liberation, Inc., a Delaware corporation, for use at the 2011 Annual Meeting of Stockholders (the Annual Meeting) to be held at the Company’s offices at 1212 S. Flower St., 5th Floor, Los Angeles, CA 90015 on Friday, June 17, 2011 at 9:00 a.m. Pacific Daylight Time, and any adjournments or postponements thereof.  Enclosed with this Proxy Statement is a copy of our Annual Report, which includes our Form 10-K (without exhibits), for the fiscal year ended December 31, 2010.  However, the Annual Report is not intended be a part of this Proxy Statement or a solicitation of proxies.  We anticipate that the Proxy Statement and enclosed proxy will first be mailed or given to our stockholders on or about May 18, 2010.

Your vote is important.  If your shares are registered in your name, you are a stockholder of record.  If your shares are in the name of your broker or bank, your shares are held in street name.  We encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend.  All stockholders can vote by written proxy card.  Your submitting the enclosed proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person.  If your shares are held in street name, you must obtain a proxy, executed in your favor, from the holder of record in order to be able to vote at the meeting.  If you are a stockholder of record, you may revoke your proxy at any time before the meeting either by filing with the Corporate Secretary of People’s Liberation, at our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person.  If you hold your shares in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so. All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.  If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Only holders of record of our common stock at the close of business on May 11, 2011 will be entitled to vote at the Annual Meeting on the proposals described in this Proxy Statement.  On the record date, there were 36,002,563 shares of common stock outstanding.  Each holder of record is entitled to one vote for each share of common stock on all matters to come before the meeting.  Stockholders may not cumulate votes in the election of directors.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the nominees of the Board of Directors, the persons named as proxies and acting thereunder will have discretion to vote on these matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.  At the date this proxy statement went to press, we did not know of any other matter to be raised at the Annual Meeting.

The one nominee for election as a Class III director who receives the most votes “for” election will be elected.

Ratification of the appointment of our independent registered public accounting firm will require an affirmative vote of the majority of the shares of common stock present or represented at the Annual Meeting with respect to such proposal.

The presence, in person or by proxy, of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum.  Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum.  Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes on a proposal are not counted or deemed present or represented for determining whether stockholders have approved that proposal.  Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain “non-routine” matters, such as director elections, and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities.  Brokers may vote their clients’ shares on routine matters, such as the ratification of our independent registered public accounting firm.

PROPOSAL NO. 1

ELECTION OF DIRECTOR

Our Amended and Restated Certificate of Incorporation provides that the number of directors of the Company shall be fixed from time to time exclusively by the Board of Directors, but shall not be less than two (2) nor more than fifteen (15).  The Board of Directors has fixed the number of directors at three (3).

Our Board of Directors is divided into three classes designated Class I, Class II and Class III.   Directors hold office for staggered terms of three years. One of the three classes is elected each year to succeed the directors whose terms are expiring.

On July 12, 2010, Kenneth Wengrod resigned as a director.  In order to reapportion the number of directors serving as Class I, Class II, and Class III directors, so that each Class of directors is represented as evenly as possible on our Board in accordance with our Amended and Restated Certificate of Incorporation, on February 3, 2011, Colin Dyne resigned as our Class III director, and was reappointed as a Class I director. Following Mr. Dyne's resignation and reappointment, Mr. Dyne serves as the Class I director, Susan White serves as the Class II director, and Dean Oakey serves as the Class III director.  The Class I, Class II and Class III directors serve terms that expire in 2012, 2013 and 2011, respectively.

The Board of Directors has nominated Dean Oakey for election at the Annual Meeting to serve as the Class III director.  If elected, Mr. Oakey will serve until the Annual Meeting of Stockholders to be held in 2014 or until his successor has been duly elected and qualified or until he has otherwise ceased to serve as a director.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominee named above.  If the nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies will be voted for such other nominee as shall be designated by the then current Board of Directors to fill any vacancy.  We have no reason to believe that the nominee will be unable or unwilling to serve if elected as a director.

The principal occupation and certain other information about the nominee and our directors and executive officers are set forth on the following pages.

The Board of Directors Unanimously Recommends a Vote “FOR”
the Election of the Nominee Listed Above.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the nominee and the directors and executive officers of People’s Liberation, Inc. as of May 17, 2011.  The nominee currently is a director of People’s Liberation.

Name	Age	Position with People’s Liberation

Class I Director: (Term Expiring in 2012)
Colin Dyne	47	Class I Director, Chief Executive Officer and Chairman of the Board

Class II Director: (Term Expiring in 2013)
Susan White	60	Class II Director

Class III Director Nominee: (Term Expiring in 2011)
Dean Oakey	53	Class III Director

Other Executive Officers:
Andrea Sobel	43	Executive Vice President of Branding and Licensing
Patrick Chow	57	Chief Financial Officer

Board of Directors and Nominee

Colin Dyne became our Chief Executive Officer and a director of the company on May 21, 2007.  He also served as our Chief Financial Officer from December 30, 2010 until May 17, 2011.  Colin Dyne is a significant stockholder of the company, and served as a consultant to the company from December 2005 until May 2007, advising on strategic sales initiatives.  Mr. Dyne also served as Vice Chairman of the Board of Directors of Talon International, Inc. (OTCBB: TALN), owner of Talon zippers, until July 2010.  Mr. Dyne founded Tag-It, Inc., a subsidiary of Talon, in 1991.  Mr. Dyne served as Talon’s President from inception and as its Chief Executive Officer from 1997 to 2005. Mr. Dyne was selected to become a director of the company due to his knowledge of the apparel industry.

Dean Oakey is a nominee for election at the 2011 Annual Meeting and has served as a director since November 22, 2005.  Mr. Oakey was selected to become a director of the company due to his knowledge of the apparel industry and his experience as an investment banking professional.  Mr. Oakey is the Managing Partner of CDP Management Partners, LLC, a merchant banking firm focusing on principal investments and consulting in the restaurant, food processing, and retail industries.  Mr. Oakey has held this position since April 2009.  From June 1997 to April 2009, Mr. Oakey served as the Managing Director of Investment Banking for SMH Capital, Corp., an investment banking firm.  In this capacity, Mr. Oakey was responsible for business development and management duties, with a focus on the consumer products and services industries.

Susan White joined our Board of Directors on May 21, 2007 and was selected to become a director of the company due to her experience in apparel branding and marketing.  Ms. White has served as Chief Executive Officer and President of Brand Identity Solutions, LLC, a branding, marketing and licensing consulting company, since 1987.  Ms. White also is the CEO and president of Whitespeed, LLC, an internet design, branding and marketing company.  Ms. White previously served as Director of Marketing and Advertising Worldwide for Warnaco from November 1997 through August 1999.

Other Executive Officers

Patrick Chow was appointed our Chief Financial Officer on May 17, 2011.  Prior to his appointment, Mr. Chow served as the Chief Administrative Officer for Sunrise Brands LLC, which was the successor to Tarrant Apparel Group, a company listed on the Nasdaq Global Market.  Mr. Chow served as a director and Chief Financial Officer of Tarrant Apparel Group from November 2007 until it was acquired in a going private transaction in August, 2009.  Mr. Chow had previously served as Tarrant Apparel Group’s Chief Financial Officer and as a director of the company from January 2002 through August 2004 and rejoined as their Senior Vice President, Finance in March, 2007.  From August 2004 until April 2005, Mr. Chow was a consultant for Tarrant Apparel Group and other companies, providing financial and accounting services.  He joined Blue Holdings, Inc., then a public reporting company, as Chief Financial officer in April 2005, and served in that capacity until December 31, 2006.  Mr. Chow has a Bachelor of Arts degree from the University of Hong Kong and two diplomas in Banking and Financial Studies from the Chartered Institute of Bankers, United Kingdom.

Andrea Sobel has served as our Executive Vice President of Branding and Licensing since May 22, 2008.  Ms. Sobel has over 15 years of experience in licensing, marketing and brand development.  Since 2007, she was Vice President of Marketing with SANRIO, where she was responsible for market development and brand positioning of that company's Hello Kitty and other character brands.  Between 2004 and 2007 and between 1999 and 2002, she was also a principal and licensing, merchandising and marketing consultant with ALS Consulting, a firm specializing in marketing and brand development.  Between 2002 and 2004, Ms. Sobel was Director of Licensing and Business Development for Murad, Inc.  From 1990 to 1999, she was with Guess?, Inc. in a series of progressively responsible positions culminating with Vice President of Licensing and Product Development from 1995 to 1999.  She holds a Bachelor of Arts in History and Spanish from the University of California at Berkeley and an MBA from UCLA's Anderson School of Business.

Additional Information Concerning our Board of Directors

Meetings and Committees.  The Board of Directors held seven general meetings during 2010.  The Board of Directors also acted on five occasions by unanimous written consent during 2010.  Each current director, while serving as a director, attended at least 75% of all the meetings of the Board of Directors, except for Susan White, who attended approximately 70% of all meetings.  While we have not established a policy with respect to members of the Board of Directors attending annual meetings, directors are generally in attendance at the annual meeting of stockholders.  Our 2010 annual meeting of stockholders was attended by three out of the four directors then serving:  Colin Dyne, Dean Oakey and Kenneth Wengrod.

Our Board of Directors is divided into three classes designated Class I, Class II and Class III.   Directors hold office for staggered terms of three years. One of the three classes is elected each year to succeed the directors whose terms are expiring.

Currently, our Board of Directors consists of three members: Colin Dyne (our Chief Executive Officer), Dean Oakey and Susan White.  On July 12, 2010, Kenneth Wengrod resigned as a director.  In order to reapportion the number of directors serving as Class I, Class II, and Class III directors, so that each Class of directors is represented as evenly as possible on our Board in accordance with our Amended and Restated Certificate of Incorporation, on February 3, 2011, Colin Dyne resigned as our Class III director, and was reappointed as a Class I director. Following Mr. Dyne's resignation and reappointment, Mr. Dyne serves as the Class I director, Susan White serves as the Class II director, and Dean Oakey serves as the Class III director.  The Class I, Class II and Class III directors serve terms that expire in 2012, 2013 and 2011, respectively.

We do not have a separately designated audit, compensation or nominating committee of our Board of Directors and the functions customarily delegated to these committees are performed by our full Board of Directors.  We are not a “listed company” under SEC rules and are therefore not required to have separate committees comprised of independent directors.  We have, however, determined that of our four directors who served during our last completed fiscal year, Susan White and Dean Oakey were “independent” as that term is defined in Section 5605 of the NASDAQ Listing Rules as required by the NASDAQ Stock Market.  As we do not maintain an audit committee, we do not have an audit committee "financial expert" within the meaning of Item 407(d) of Regulation S-K.

We may establish an audit committee, compensation committee, and nominating and corporate governance committee upon the expansion of our board to include at least three directors who are independent under the applicable rules of the SEC and NASDAQ.

The functions customarily delegated to a nominating committee are performed by our full Board of Directors.  Our full Board of Directors reviews those Board members who are candidates for re-election to our Board of Directors, and makes the determination to nominate a candidate who is a current member of the Board of Directors for re-election for the next term.  The Board’s methods for identifying candidates for election to the Board of Directors (other than those proposed by our stockholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources, including existing members of the Board of Directors; our executives; individuals personally known to the members of the Board of Directors; and other research. We may also from time to time retain one or more third-party search firms to identify suitable candidates. The Board also nominates outside candidates for inclusion on the Board of Directors. The diversity of the background of an individual and their field of expertise is a consideration for membership on our Board. We consider diversity broadly to include differences of viewpoint, professional experience, individual characteristics, qualities and skills resulting in the ability for naturally varying perspectives among our Board of Directors while simultaneously providing skills that complement our full Board so that the Board, as a unit, possesses the appropriate skills and experience to oversee our business.

A People’s Liberation stockholder may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Bylaws. In addition, the notice must be made in writing and set forth as to each proposed nominee who is not an incumbent Director (i) their name, age, business address and, if known, residence address, (ii) their principal occupation or employment, (iii) the number of shares of stock of the company beneficially owned and (iv) any other information concerning the nominee that must be disclosed respecting nominees in proxy solicitations pursuant to Rule 14(a) of the Exchange Act of 1934.  The recommendation should be addressed to our Secretary.

Among other matters, our full Board of Directors which serves as the nominating and governance committee:

•
Reviews the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of People’s Liberation and the Board;

•
Conducts candidate searches, interviews prospective candidates and conducts programs to introduce candidates to our management and operations, and confirms the appropriate level of interest of such candidates;

•	Recommends qualified candidates who bring the background, knowledge, experience, independence, skill sets and expertise that would strengthen and increase the diversity of the Board; and

•	Conducts appropriate inquiries into the background and qualifications of potential nominees.

Based on the foregoing, the Board of Directors nominated Dean Oakey for re-election as a Class III member of the Board of Directors, subject to stockholder approval, for a three-year term ending on or around the date of the 2014 Annual Meeting of Stockholders.

Board Leadership Structure.

Colin Dyne is currently the Chairman of our Board of Directors and our Chief Executive Officer. Our Board believes that this leadership structure provides the most efficientand effective leadership model for our company by enhancing the ability of the Chairman and Chief Executive Officer to provide clear insight and direction of business strategies and plans to both the Board and management. The Board believes that it can most effectively perform its monitoring and oversight role by acting as a unified whole, with the Chairman also being a member of the management team, and that the advantages of having a CEO Chairman with extensive knowledge of our company (as compared to a relatively less informed independent Chairman) outweigh potential disadvantages. A single person, acting in the capacities of Chairman and Chief Executive Officer, provides unified leadership and focus.

Board Oversight of Risk Management.

Our Board of Directors has responsibility for the oversight of risk management. A fundamental part of risk management is not only understanding the risks the company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for our company. The involvement of our Board of Directors in setting our business strategy is a key part of its assessment of risk management and the determination of what constitutes an appropriate level of risk for our company. Our Board discusses with management the company's major risk exposures, their potential impact on our company and the steps taken to manage these risks.  In addition, our Board may retain, on such terms as determined by the Board, in its sole discretion, independent legal, financial and other consultants and advisors to advise and assist the Board in fulfilling its oversight responsibilities.

Compensation of Directors and Officers.  Our full Board of Directors determines the compensation to be paid to our officers and directors, with recommendations from management as to the amount and/or form of such compensation.  While our Board may utilize the services of consultants in determining or recommending the amount or form of executive and director compensation, we do not at this time employ consultants for this purpose.

Code of Ethics.  We have adopted a Code of Ethics applicable to all of our Board members and to all of our employees, including our Chief Executive Officer, Chief Financial Officer and Executive Vice President of Branding and Licensing.  The Code of Ethics constitutes a “code of ethics” as defined by applicable SEC rules and a “code of conduct” as defined by applicable NASDAQ rules.  The Code of Ethics has been publicly filed with the SEC as an exhibit to our Annual Report on Form 10-K.  Our code of ethics is posted on our Internet website located at www.pplbusa.com in the section titled “Investor Relations---Corporate Governance.”  You may also request a copy of the Code of Ethics by writing or calling us at:

People’s Liberation, Inc.

Attn:  Investor Relations
1212 S. Flower Street, 5th Floor
Los Angeles, CA 90015
(213) 745-2123

Any waiver of the Code of Ethics pertaining to a member of our Board or one of our executive officers will be disclosed in a report on Form 8-K filed with the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance.  Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC.  Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all Section 16(a) forms they file.  Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended December 31, 2010, all of our executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements, except for the filing of one late report on Form 4 reporting late one transaction by Dean Oakey.

Certain Relationships and Related Transactions

Review and Approval of Related Party Transactions.  We have adopted a Code of Ethics that applies to all employees and directors of the company.  This Code of Ethics requires that all of our employees and directors avoid engaging in activities that give rise to conflicts of interest, including engaging in any transactions with the company, without first obtaining a waiver.  Executive officers and directors are required to obtain such a waiver from our Board of Directors or an appropriate committee of our Board.  There were no instances during 2010 in which an executive officer or director engaged in a related party transaction with the company without first obtaining a waiver as required under our Code of Ethics.

Reportable Related Party Transactions.  Other than the employment arrangements described elsewhere in this proxy statement and the transactions described below, since January 1, 2009, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

•	in which the amount involved exceeds $120,000; and

•
in which any director, director nominee, executive officer, stockholder who beneficially owns 5% or more of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Colin Dyne, our Chief Executive Officer and a director of the company served as Vice Chairman of the Board of Directors of Talon International, Inc. (OTCBB: TALN), owner of Talon zippers, until July 2010.  Mr. Dyne founded Tag-It, Inc., a subsidiary of Talon, in 1991.  Mr. Dyne served as Talon’s President from inception and as its Chief Executive Officer from 1997 to 2005.  During the years ended December 31, 2010 and 2009, we purchased trim products from Talon amounting to approximately $123,000 and $219,000, respectively.

On August 13, 2010, our subsidiary, William Rast Licensing, entered into a promissory note in the amount of $750,000 with Mobility Special Situations I, LLC (“Mobility”), an entity owned in part by Mark Dyne, the brother of our Chief Executive Officer, Colin Dyne, and New Media Retail Concepts, LLC, an entity owned by Gerard Guez, a significant beneficial owner of our common stock.  The promissory note bears interest at 8%, payable monthly in arrears, and is due February 13, 2012.  The promissory note is secured by the assets of William Rast Licensing and is guaranteed by our other entities under common control, including People’s Liberation, Inc., William Rast Sourcing, LLC, William Rast Retail, LLC, Bella Rose, LLC and Versatile Entertainment, Inc.

In connection with the promissory note discussed above, we also entered into an asset purchase agreement with New Media Retail Concepts, LLC and ECA Holdings II, LLC, an entity affiliated with Mark Dyne, on August 13, 2010.  In exchange for $750,000 cash, we sold 50% of any future net proceeds, after legal fees and expenses, that we may receive as a result of our litigation with Charlotte Russe.  We were not required to repay the $750,000 cash proceeds received from the asset purchase agreement regardless of a favorable or unfavorable outcome of the Charlotte Russe litigation.  New Media Retail Concepts, LLC and ECA Holdings II, LLC each received from Charlotte Russe, in respect to the interest they acquired in the litigation, a portion of the settlement amount paid by Charlotte Russe pursuant to the settlement agreement entered into by all parties to the litigation on February 3, 2011.

In May 2010, our subsidiary, William Rast Sourcing, LLC, entered into a design and licensing agreement with the Target Corporation.  During the year ended December 31, 2010, Target made a direct payment of $250,000 to Justin Timberlake, a minority interest holder of William Rast Sourcing, on our behalf for his services related to the Target agreement.

Kenneth Wengrod, a former member of our Board of Directors, currently serves as President of FTC Commercial Corp., a company which he founded in 2002 and in which he continues to hold a minority equity position.  We were party to factoring agreements with FTC pursuant to which FTC purchased a substantial portion of the Company’s trade accounts receivable and assumed the credit risk with respect to certain accounts.  The factoring agreements also permitted us to borrow against approved factored customer invoices as well as against eligible inventory.  As of December 31, 2010 and 2009, total factored accounts receivable with FTC amounted to approximately $92,000 and $4.1 million, respectively.  Net outstanding advances amounted to approximately $43,000 and $3.7 million as of December 31, 2010 and 2009, respectively.  Mr. Wengrod resigned from our Board of Directors on July 12, 2010.

Effective April 1, 2009, we entered into a consulting agreement with Innovative Brand Solutions LLC, an entity owned by our director, Susan White. The agreement provided that Ms. White was to provide marketing and branding services on our behalf and receive a monthly payment of $10,000 for a period of one year ending April 1, 2010. During the years ended December 31, 2010 and 2009, we paid Ms. White approximately $20,000 and $96,980, respectively, for marketing and branding services provided to the company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all compensation paid for services provided to us in all capacities for each of the two fiscal years ended December 31, 2010 and 2009 as to each person serving as our Chief Executive Officer and Chief Financial Officer during 2010 and the two most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers at the end of the 2010 fiscal year whose compensation exceeded $100,000 (referred to as named executive officers).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards (1) ($)	All Other Compensation (2) ($)	Total ($)
Colin Dyne Chief Executive Officer	2010 2009	395,004 398,803	- -	- -	63,688 41,001	458,692 439,804
Darryn Barber(3) Former Chief Financial Officer and President	2010 2009	275,016 275,016	- -	- -	35,364 34,132	310,380 309,148
Thomas Nields(4) Former Chief Operating Officer	2010 2009	235,008 235,008	- -	- -	35,004 30,253	270,012 265,261
Andrea Sobel Executive Vice President of Branding and Licensing	2010 2009	200,016 200,016	- -	- 1,286	17,688 14,030	217,704 215,332

(1)
The amounts in this column represent the grant date fair value with respect to stock options granted in the applicable fiscal year.  For additional information on the valuation assumptions with respect to option grants, including the options granted in 2009, please see Note 16 to our financial statements for the years ended December 31, 2010 and 2009.  The amount does not reflect the actual value that may be realized by the named executive officer which depends on the value of our shares in the future.

(2)
Other compensation indicated in the above table consists of medical and disability insurance and car allowances and expenses.  Included in other compensation for Mr. Dyne for the year ended December 31, 2010 is approximately $27,000 of medical insurance expenses.

(3)
On December 30, 2010, Mr. Barber resigned from his positions with the company.  In connection with Mr. Barber’s resignation, we entered into a Separation Agreement and a Consulting Agreement with Mr. Barber as further described below.

(4)
On February 3, 2011, Mr. Nields resigned from his positions with the company.  In connection with Mr. Nields’s resignation, we entered into a Separation Agreement and a Consulting Agreement with Mr. Nields as further described below.

Narrative Disclosure to Summary Compensation Table

We do not have a separate compensation committee and therefore, our executive compensation program is administered by our Board of Directors.  The Board is responsible for, among other functions, administering our stock incentive plan, and negotiating, reviewing and awarding the annual salary, bonus, stock options and other benefits of our executive officers.

Compensation Philosophy

The objectives of our executive compensation program include the following:

•	Alignment – to align the interests of executives and shareholders through equity-based compensation awards;

•	Retention – to attract, retain and motivate highly qualified, high performing executives to lead our growth; and

•	Performance – to provide rewards that are dependent upon the executive’s achievements and company performance.

Compensation Elements

We compensate senior executives through a variety of components, including base salary, annual incentives, equity incentives, and benefits and perquisites, in order to provide our executives with an overall compensation package which we believe is competitive.  The mix and value of these components are impacted by a variety of factors, such as negotiations of an executive with us, the executive’s position within the company, and the overall performance of the company and the individual.  The purpose and key characteristics for each component are described below.

Base Salary

Base salary provides executives with a steady income stream and is based upon the executive’s level of responsibility, experience, individual performance and contributions to our overall success.

Annual Incentive Bonuses

Annual incentive bonuses are a variable performance-based component of compensation.  The primary objective of an annual incentive bonus is to align a portion of total pay opportunities for executives to the attainment of our company’s performance goals, as well as performance goals of the individual.

Equity Incentives

Equity incentives are intended to align senior executive and shareholder interests by linking a portion of executive pay to long-term shareholder value creation and financial success over a multi-year period.  Equity incentives are also provided to our executives to attract and enhance the retention of executives and other key employees and to facilitate stock ownership by our senior executives.  The Board considers individual and company performance when determining long-term incentive opportunities.

Health & Welfare Benefits

The named executive officers participate in a variety of retirement, health and welfare, and paid time-off benefits designed to enable us to attract and retain our workforce in a competitive marketplace.  Health and welfare and paid time-off benefits help ensure that we have a productive and focused workforce.

Severance and Change of Control Arrangements

We do not have a formal plan for severance or separation pay for our employees and officers, with the exception of Andrea Sobel (as further described below).  In the future, we may include severance provisions in employment agreements of our executive officers that could be triggered in the event of involuntary termination without cause or in the event of a change in control.

Other Benefits

In order to attract and retain highly qualified executives, we provide some of our named executive officers with automobile allowances that we believe are consistent with current market practices.  Our executives also may participate in our 401(k) plan.

Process for Setting Executive Compensation

When making pay determinations for named executive officers, the Board may consider factors including: (1) actual company performance as compared to pre-established goals, (2) individual executive performance and expected contribution to our future success, (3) changes in economic conditions and the external marketplace and (4) the recommendation of our Chief Executive Officer.  The Board may also consider compensation information from data gathered from annual reports and proxy statements from companies that the Board generally considers comparable to our company.  Ultimately, our Board uses its judgment when determining how much to pay our executive officers and attempts to set the pay for our executive officers at levels that it believes are competitive and necessary to attract and retain talented executives capable of achieving our long-term objectives.

Compensation for Fiscal Year Ended December 31, 2010

In the fiscal year ended December 31, 2010, we compensated our executive officers through base salary and perquisites, which consisted of medical and disability insurance and car allowances and expenses.

As of January 1, 2009, the annual salaries of Colin Dyne, Darryn Barber, Tom Nields and Andrea Sobel were $395,000, $275,000, $235,000 and $200,000, respectively.  Effective as of February 1, 2009, the Board, in consultation with our Chief Executive Officer and Chief Financial Officer, resolved to temporarily reduce the base salaries of each of our named executive officers by 10% through April 30, 2009.  The reduction in salary was made to improve our future operating cash flow in view of the current economic conditions prevailing at the time.  The temporary base salary reduction continued beyond the April 30, 2009 date contemplated by the Board in February 2009 and resulted in a base salary reduction through December 20, 2009.  On December 21, 2009, the Board approved a reversal of the base salary reduction and each of our executive officers was paid a lump-sum amount to equal their respective base salary in effect prior to the salary reduction of February 1, 2009.  The reversal of the salary reduction was made to retain and motivate our executives to lead and grow our company.  Throughout 2010, Colin Dyne, Darryn Barber, Tom Nields and Andrea Sobel earned base salaries of $395,000, $275,000, $235,000 and $200,000, respectively.

There were no bonuses paid to our senior management team in the fiscal year ended December 31, 2010, as determined by our Board of Directors based on the performance of the company.  During 2010, we were not party to any written employment agreements with our named executive officers, with the exception of Andrea Sobel (as further described below).  The following is a description of the material terms of each of our named executive officer’s employment arrangements with us:

Colin Dyne

On May 21, 2007, our Board of Directors appointed Colin Dyne as our Chief Executive Officer and Co-Chairman of the Board of Directors, and Mr. Dyne served as our Chief Financial Officer from December 30, 2010 to May 17, 2011. Mr. Dyne received an annual salary of $395,000 from April 1, 2008 through January 31, 2009.  On February 1, 2009, we temporarily reduced all officer salaries by 10%, resulting in a new annual salary base of $355,500 for Mr. Dyne through December 20, 2009.  On December 21, 2009, the Board approved a reversal of the base salary reduction and Mr. Dyne was paid a lump-sum amount of $40,000 to equal his base salary of $395,000 in effect prior to the salary reduction of February 1, 2009.  On December 21, 2009, the Board also approved an annual salary of $395,000 for Mr. Dyne on a go-forward basis.  Mr. Dyne also receives medical insurance reimbursements and an auto allowance of $2,000 per month.  Annual bonuses are determined at the discretion of the Board of Directors.  Mr. Dyne did not receive a bonus for the years ended December 31, 2010 and 2009.  On February 3, 2011, Mr. Dyne was awarded a cash bonus of $275,000 and an option to purchase 3,000,000 shares of our common stock at an exercise price of $0.15 per share. The option has a term of ten years, vested immediately, and was granted outside our 2005 Stock Incentive Plan. The cash bonus was awarded to Mr. Dyne in connection with the successful resolution of the Charlotte Russe litigation. The option was granted to Mr. Dyne as compensation for personal guaranties Mr. Dyne provided in connection with the company’s factoring arrangements.

Darryn Barber

Mr. Barber became our Chief Financial Officer on November 22, 2005 and our President on May 8, 2008.  Mr. Barber received an annual salary of $275,000 from May 8, 2008 through January 31, 2009.  As discussed above, on February 1, 2009, we temporarily reduced all officer salaries by 10%, resulting in a new annual salary base of $247,500 for Mr. Barber through December 20, 2009.  On December 21, 2009, the Board approved a reversal of the base salary reduction and Mr. Barber was paid a lump-sum amount of $25,190 to equal his base salary of $275,000 in effect prior to the salary reduction of February 1, 2009.  On December 21, 2009, the Board also approved an annual salary of $275,000 for Mr. Barber on a go-forward basis.  On December 30, 2010, Mr. Barber resigned from his positions with the company.  Prior to his resignation, Mr. Barber also received medical insurance reimbursements and an auto allowance of $1,500 per month.  Mr. Barber did not receive a bonus for the years ended December 31, 2010 and 2009.  In connection with Mr. Barber’s resignation, we entered into a Separation Agreement and a Consulting Agreement with Mr. Barber.  The Consulting Agreement provides that Mr. Barber will provide finance and other services to the company through December 30, 2011 and receive a payment of $15,000 per month.  We will also continue to pay Mr. Barber’s medical insurance premiums and continue coverage under our director and officer insurance policy during the term of the Consulting Agreement.  The terms of Mr. Barber’s Settlement Agreement provide for the continued right of Mr. Barber to exercise outstanding stock options for a period of twelve months following the termination of his Consulting Agreement with the company.

Thomas Nields

On November 8, 2006, Mr. Nields was appointed our Chief Operating Officer.  Mr. Nields received an annual salary of $235,000 from April 8, 2008 through January 31, 2009.  On February 1, 2009, we temporarily reduced all officer salaries by 10%, resulting in a new annual salary base of $211,500 for Mr. Nields through December 20, 2009.  On December 21, 2009, the Board approved a reversal of the base salary reduction and Mr. Nields was paid a lump-sum amount of $21,538 to equal his base salary of $235,000 in effect prior to the salary reduction of February 1, 2009.  On December 21, 2009, the Board also approved an annual salary of $235,000 for Mr. Nields on a go-forward basis.  On February 3, 2011, Mr. Nields resigned from his position with the company.  Prior to his resignation, Mr. Nields also received medical insurance reimbursements and an auto allowance of $1,200 per month.  Mr. Nields did not receive a bonus for the years ended December 31, 2010 and 2009.  In connection with Mr. Nields’ resignation, we entered into a Separation Agreement and a Consulting Agreement with Mr. Nields.  The Consulting Agreement provides that Mr. Nields will provide supply chain development and other management services to the company through December 31, 2011 and receive a payment of $15,000 per month.  We will also continue to pay Mr. Nields’ medical insurance premiums through February 3, 2012 and continue coverage under our director and officer insurance policy during the term of the Consulting Agreement.  The terms of Mr. Nields’ Settlement Agreement provide for the continued right of Mr. Nields to exercise outstanding stock options for a period of twelve months following the termination of his Consulting Agreement with the company.

Andrea Sobel

On May 22, 2008, Andrea Sobel was appointed our Executive Vice President of Branding and Licensing.  Ms. Sobel entered into an employment agreement with the company on May 16, 2008.  Pursuant to the agreement, Ms. Sobel is employed on an "at-will" basis, and received an initial base salary of $200,000 per annum.  Pursuant to the terms of her employment agreement, Ms. Sobel was granted an option to purchase 200,000 shares of our common stock at an exercise price of $0.40 per share.  During the first year of her employment, Ms. Sobel was entitled to a bonus in the amount of three percent (3%) of license royalties received by the company.  There were no license royalties received by the company during the first year of Ms. Sobel’s employment.  The employment agreement also provides that Ms. Sobel will receive all operative employee compensation, fringe benefits and perquisites and welfare plans or arrangements of the company then in effect from time to time and in which similarly situated executive officers of the company generally are entitled to participate.  If at any time prior to May 16, 2011, we terminate Ms. Sobel's employment without cause and Ms. Sobel delivers to us a signed settlement agreement and general release, we will pay Ms. Sobel the equivalent of six months base salary, at her then current rate of pay.  On February 1, 2009, we temporarily reduced all officer salaries by 10%, resulting in a new annual salary base of $180,000 for Ms. Sobel through December 20, 2009.  On December 21, 2009, the Board approved a reversal of the base salary reduction and Ms. Sobel was paid a lump-sum amount of $18,326 to equal her base salary of $200,000 in effect prior to the salary reduction of February 1, 2009.  On December 21, 2009, the Board also approved an annual salary of $200,000 for Ms. Sobel on a go-forward basis.  Ms. Sobel also receives medical insurance reimbursements and an auto allowance of $500 per month.  Ms. Sobel did not receive a bonus for the years ended December 31, 2010 and 2009.  On June 12, 2009, we awarded Ms. Sobel an option to purchase 45,000 shares of our common stock at an exercise price of $0.20 per share.  On February 3, 2011, our Board of Directors approved an award to Ms. Sobel of options to purchase 500,000 shares of our common stock at an exercise price of $0.15 per share.  The options have a term of ten years and vest in thirty equal monthly installments beginning February 1, 2011 through August 1, 2013.

Outstanding Equity Awards at Fiscal Year-End 2010

The following table presents information regarding outstanding options held by our named executive officers as of the end of our fiscal year ended December 31, 2010.  None of the named executive officers exercised options during the fiscal year ended December 31, 2010.  Mr. Dyne did not hold any options as of December 31, 2010.

		Number of Securities Underlying Unexercised Options (#)
Name	Grant Date	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date
Darryn Barber	July 7, 2006 (1)	300,000	--	1.25	(11)
	June 5, 2007 (2)	150,000	--	0.46	(11)
	August 7, 2007 (3)	100,000	--	0.38	(11)
	November 14, 2007 (4)	450,000	--	0.50	(11)
Tom Nields	June 22, 2006 (5)	100,000	--	1.25	(12)
	June 5, 2007 (6)	150,000	--	0.46	(12)
	August 7, 2007 (7)	100,000	--	0.38	(12)
	August 7, 2008 (8)	250,000	--	0.40	(12)
Andrea Sobel	May 16, 2008 (9)	200,000	--	0.40	May 16, 2018
	June 12, 2009 (10)	16,875	28,125	0.20	June 12, 2019

(1)	200,000 shares vested on the date of grant, and the right to purchase the remaining 100,000 underlying shares vested in monthly 25,000 share increments over the four months following the grant date.

(2)	These options vested immediately on the date of grant.

(3)	These stock options vested 50% on August 1, 2008, and the remaining 50% vested in equal monthly installments thereafter through August 1, 2009.

(4)	These stock options vested in ten equal quarterly installments of 45,000 shares commencing February 14, 2008 through May 14, 2010.

(5)	These stock options vested 25% on the first anniversary of the date of grant, and the remaining 75% vested in equal monthly installments thereafter through July 1, 2010.

(6)	These options vested immediately on the date of grant.

(7)	These stock options vested 50% on August 1, 2008, and the remaining 50% vested in equal monthly installments thereafter through August 1, 2009.

(8)	These stock options vested in eight equal quarterly installments of 31,250 shares commencing November 7, 2008 through August 7, 2010.

(9)	These stock options vested 50% on May 1, 2009, and the remaining 50% vested in equal monthly installments thereafter through October 1, 2010.

(10)	These stock options vested 25% on June 12, 2010 and the remaining 75% vest in equal monthly installments thereafter through July 12, 2013.

(11)
In accordance with the Separation Agreement and Consulting Agreement entered into with Mr. Barber as a result of his resignation as an officer of the company on December 30, 2010, all options granted to Mr. Barber expire twelve months from the date Mr. Barber ceases to perform consulting services to the company in accordance with the Consulting Agreement.

(12)
In accordance with the Separation Agreement and Consulting Agreement entered into with Mr. Nields as a result of his resignation as an officer of the company on February 3, 2011, all options granted to Mr. Nields expire twelve months from the date Mr. Nields ceases to perform consulting services to the company in accordance with the Consulting Agreement.

Director Compensation

The following table details the total compensation earned by the company’s non-employee directors in 2010:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Dean Oakey	10,000	-	-	10,000
Susan White (1)	10,000	-	20,000	30,000
Kenneth Wengrod (2)	5,000	-	-	5,000
Total	25,000	-	-	45,000

(1)	Ms. White performed consulting services to the Company and received $20,000 of consulting fees during the year ended December 31, 2010.

(2)	Mr. Wengrod resigned from our Board of Directors on July 12, 2010.

The general policy of our Board is that compensation for non-employee directors should be a mix of cash and equity based compensation.  We do not pay management directors for Board service in addition to their regular employee compensation.  Currently, we pay our non-employee directors an annual fee of $10,000.  Our directors are also reimbursed for travel expenses associated with attendance at Board meetings.  There were no reimbursements for travel expenses for the fiscal year ended December 31, 2010.

We do not have a formal policy with regard to option grants to our Board of Directors.  However, when a director is elected or appointed to our Board, we generally follow a practice of granting an option to such director to purchase up to 30,000 shares of our common stock, with the size of the option grant being determined based on the number of months the new director will serve as a director in the fiscal year in which the option grant is awarded.  Thereafter, we generally issue annual option grants to all non-employee directors to purchase up to 48,000 shares.  In June 2010, there were no option grants to our non-employee directors, Mr. Oakey, Ms. White and Mr. Wengrod.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2010.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders (1)	2,585,000	$0.57	2,915,000
Equity compensation plans not approved by security holders	440,000	$0.47	--
Total	3,025,000		2,915,000

(1)
Consists of shares underlying our 2005 Stock Incentive Plan, of which an aggregate of 5,500,000 shares have been reserved for issuance.  All outstanding awards under the 2005 option plan consist of stock options.

Material Features of Individual Equity Compensation Plans not Approved by Stockholders

Effective October 1, 2007, we entered into a consulting agreement with Europlay Capital Advisors, LLC.  Under the terms of the consulting agreement, Europlay Capital Advisors acted as our exclusive financial advisor to raise capital and provide other financial advisory and investment banking services to us for a term of one year.  In conjunction with the consulting agreement, we issued to Europlay Capital Advisors a warrant to purchase 250,000 shares of our common stock at an exercise price of $0.50 per share.  The warrant is fully vested and has a term of five years.  No proceeds were received by us as a result of the warrant issuance.

On November 13, 2007, we issued a warrant to purchase 150,000 shares of our common stock to Tennman WR-T, Inc.  The warrant has an exercise price of $0.40, vested immediately and has a term of five years.  No proceeds were received by us as a result of the warrant issuance.

On March 19, 2008, we issued a warrant to purchase 40,000 shares of our common stock to CCG Investor Relations for consulting services.  The warrant has an exercise price of $0.50, a five-year term and vested over the 9-month term of the service contract.  No proceeds were received by us as a result of the warrant issuance.

REPORT OF THE BOARD ON AUDIT COMMITTEE FUNCTIONS

We do not have an Audit Committee.  For the fiscal year ended December 31, 2010, our Board of Directors performed the duties of an Audit Committee.  The Board of Directors has furnished the following report:

The role of the Board of Directors is to oversee the Company’s financial reporting processes.  Management of People’s Liberation has the primary responsibility for the Company’s financial statements as well as the Company’s financial reporting processes, principles and internal controls.  The independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

In fulfilling its responsibilities with respect to the financial statements for fiscal year 2010, the Board of Directors:

•	Reviewed and discussed the audited financial statements for the year ended December 31, 2010 with management and Crowe Horwath LLP (the “Auditors”), the Company’s independent auditors;

•	Reviewed and discussed with the Auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended;

•
Received written disclosures and the letter from the Auditors regarding its independence as required by Independence Standards Board Standard No. 1.  The Board discussed with the Auditors their independence;

•	Considered whether the Auditors’ provision of non-audit services is compatible with maintaining their independence; and

•	Discussed with management and the Auditors the adequacy of the Company’s internal controls.

Based on the reviews and discussions referred to above, the Board of Directors approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

The information in this Report of Board of Directors shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission or to be subject to Regulation 14A or 14C as promulgated by the Securities and Exchange Commission, or to the liabilities of Section 18 of the Exchange Act.

Board of Directors
Colin Dyne
Dean Oakey
Susan White

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of our common stock as of April 29, 2011 by:

	each of the executive officers listed in the summary compensation table;

	each of our directors and our director nominee;

	all of our directors and executive officers as a group; and

	each shareholder known to us to be the beneficial owner of more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.  Shares of our common stock subject to options and warrants from the Company that are currently exercisable or exercisable within 60 days of April 29, 2011 are deemed to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The information presented in this table is based on 36,002,563 shares of our common stock outstanding on April 29, 2011.  Unless otherwise indicated, the address of each of the executive officers and directors and 5% or more stockholders named below is c/o People’s Liberation, Inc., 1212 S. Flower Street, 5th Floor, Los Angeles, CA 90015.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding

Executive Officers and Directors:
Colin Dyne (1) Director, Chief Executive Officer and Secretary	10,531,560	27.0%
Andrea Sobel (2) Executive Vice President of Branding and Licensing	288,230	*
Dean Oakey (3) Director and director nominee	215,483	*
Susan White (4) Director	102,000	*
Named Directors and officers as a group (4 persons) (5)	11,137,273	28.2%

5% Shareholders:
Gerard Guez (6)	10,698,387	29.7%
Bristol Investment Fund Ltd (7)	3,528,700	9.8%
__________________________

*	Less than 1%

(1)	Consists of 7,531,560 shares of common stock and options to purchase 3,000,000 shares of common stock.

(2)	Consists of 288,230 options to purchase common stock.

(3)	Consists of 77,483 shares of common stock, and options to purchase 138,000 shares of common stock.

(4)	Consists of 102,000 options to purchase common stock.

(5)	Consists of 7,609,043 shares of common stock and options to purchase 3,528,230 shares of common stock

(6)
Consists of 10,698,387 shares of common stock.  On December 10, 2007, Gerard Guez entered into a purchase agreement with Daniel Guez, whereby Gerard Guez purchased 10,698,387 shares of common stock held by Daniel Guez.  The address of Gerard Guez is 9000 Sunset Boulevard, Penthouse West Hollywood, CA  90069.

(7)
Consists of 3,528,700 shares of common stock.  Paul Kessler, as Director, exercises voting and investment authority over the shares held by this company.  The address of Bristol Investment Fund, Ltd. Is Caledonian Fund Services (Cayman) Limited, 69 Dr. Roy’s Drive, Georgetown, Grand Cayman KY1-1102, Cayman Islands.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors has appointed Weinberg and Company as our independent auditors for the fiscal year ending December 31, 2011.  As a matter of good corporate governance, the Board of Directors has decided to submit its selection of the independent audit firm to our stockholders for ratification.  If the selection of Weinberg and Company is not ratified by the majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter, the Board of Directors will review its future selection of an independent registered public accounting firm in the light of that vote result.  Weinberg and Company has no financial interest of any kind in People’s Liberation, except the professional relationship between auditor and client.  Representatives of Weinberg and Company will be invited to attend the Annual Meeting.  If a representative of Weinberg and Company does attend the Annual Meeting, the representative will have an opportunity to make a statement if he or she so chooses, and will be available to respond to questions from stockholders.

Change in Independent Auditor

On April 21, 2011, our Board of Directors approved the engagement of Weinberg and Company (“Weinberg”) as the Company’s new independent registered public accounting firm and on April 22, 2011, Crowe Horwath LLP (“Crowe”) was dismissed as our independent registered public accounting firm.  Prior to their dismissal, Crowe had served as our independent registered public accounting firm since February 2009.

During our most two recent fiscal years ended December 31, 2010 and 2009 and through April 21, 2011, we did not consult with Weinberg on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on our financial statements, and Weinberg did not provide either a written report or oral advice to us that Weinberg concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Information Pertaining to Crowe Horwath, LLP

The audit reports of Crowe on the financial statements of the Company as of and for the fiscal years ended  December 31, 2010 and 2009 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of our financial statements for the fiscal years ended December 31, 2010 and 2009 and through April 21, 2011, there were: (i) no disagreements between the Company and Crowe on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Crowe, would have caused Crowe to make reference to the subject matter of the disagreement in their reports on our financial statements for such fiscal years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

We provided Crowe a copy of the disclosures in our Current Report on Form 8-K filed on April 27, 2011 reporting the change in our independent registered public accounting firm and requested that Crowe furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with our statements under Item 4.01 of the Current Report on Form 8-K. A copy of the letter dated April 27, 2011, furnished by Crowe in response to that request is filed as Exhibit 16.1 to the 8-K.

Information Pertaining to Grobstein Horwath & Company LLP

In February 2009, our Board of Directors approved the engagement of Crowe as our new independent registered public accounting firm. The appointment of Crowe was made as a result of the personnel of Grobstein Horwath & Company LLP (“GHC”) joining Crowe and subsequently notifying us that the GHC legal entity will no longer serve as our independent registered public accounting firm. GHC resigned as our independent registered public accounting firm in February 2009.  Prior to their resignation, GHC had served as our independent registered public accounting firm since November 2005.

The audit reports of GHC on our financial statements as of and for the fiscal years ended December 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2007 and 2006 and through February 20, 2009, we did not consult with Crowe on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on our financial statements, and Crowe did not provide either a written report or oral advice to us that Crowe concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

In connection with the audits of our financial statements for the fiscal years ended December 31, 2007 and 2006 and through February 20, 2009, there were: (i) no disagreements between us and GHC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of GHC, would have caused GHC to make reference to the subject matter of the disagreement in their reports on our financial statements for such fiscal years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

We provided GHC a copy of the disclosures contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2009 and requested that GHC furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not GHC agrees with our statements in the 8-K. A copy of the letter dated February 24, 2009, furnished by GHC in response to that request is filed as Exhibit 16.1 to the 8-K.

Fees Paid to Independent Accountants

Audit Fees

Fees for audit and review services provided by Crowe Horwath LLP totaled approximately $149,000 during the year ended December 31, 2010, including fees associated with the December 31, 2009 audit, the reviews of our quarterly financial statements for the periods ended March 31, 2009, June 30, 2009 and September 30, 2009, and the restatement of our financial statements for the annual and quarterly periods beginning January 1, 2008 through March 31, 2010.

Fees for audit and review services provided by Crowe Horwath LLP totaled approximately $164,000 during the year ended December 31, 2009, including fees associated with the December 31, 2008 audit, and the reviews of our quarterly financial statements for the periods ended March 31, 2009, June 30, 2009 and September 30, 2009.

Audit-Related Fees

There were no audit-related services provided for the year ended December 31, 2010 or 2009 by Crowe Horwath LLP.

Tax Fees

Fees for tax services provided by Crowe Horwath LLP during the year ended December 31, 2009 amounted to approximately $48,000.  Tax services provided during the year ended December 31, 2009 primarily consisted of the preparation of the Federal and State tax returns for the Company and its subsidiaries, other tax compliance services and transfer pricing research.  There were no tax services provided by Crowe Horwath LLP in 2010.

All Other Fees

No other fees were incurred during the years ended December 31, 2010 and 2009 for services provided by Crowe Horwath LLP.

All audit work for the fiscal years ended December 31, 2010 and 2009 was performed by the full time employees of Crowe Horwath, LLP.  Generally, the Board approves in advance audit and non-audit services to be provided by our independent accounting firms. In other cases, in accordance with Rule 2-01(c)(7) of Securities and Exchange Commission Regulation S-X, the Board has delegated pre-approval authority to the Chairman of the Board for matters which arise or otherwise require approval between regularly scheduled meetings of the Board of Directors, provided that the Chairman reports such approvals to the Board at the next regularly scheduled meeting of the Board of Directors. No audit-related services were approved by the Board of Directors in accordance with Item 2-01(c)(7)(i)(C) of Regulation S-X during the fiscal years ended December 31, 2010 and 2009.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF WEINBERG AND COMPANY AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER PROPOSALS

We are not aware of any other business to be presented to the meeting and we do not intend to bring any other matters before the meeting.  However, if any other matters properly come before the meeting, the persons named in the accompanying proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

2012 STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the 2012 annual meeting of stockholders for inclusion in our proxy statement and proxy form relating to such annual meeting must submit such proposal to us at our principal executive offices no later than February 16, 2012.  In addition, in the event a stockholder proposal is not received by the Company by March 31, 2012, the proxy to be solicited by the Board of Directors for the 2012 annual meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 2012 annual meeting without any discussion of the proposal in the proxy statement for such meeting.

SEC rules and regulations provide that if the date of our 2012 annual meeting is advanced or delayed more than 30 days from first anniversary of the 2011 annual meeting, stockholder proposals intended to be included in the proxy materials for the 2012 annual meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2012 annual meeting.  If we determine that the date of the 2012 annual meeting will be advanced or delayed by more than 30 days from the first anniversary of the 2011 annual meeting, we will publicly disclose such change.

COMMUNICATIONS WITH DIRECTORS

You may communicate with our Board of Directors by sending communications via email to board@peopleslib.com or by telephoning the Secretary at the Company’s principal executive offices, who will then relay the communications to the Board of Directors.

Communications are distributed to the Board of Directors, or to any individual director, depending on the facts and circumstances described in the communication.  In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded including the following:  junk mail and mass mailings; product complaints; product inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements.  In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, with the provision that any communication that is not distributed will be made available to any independent director upon request.

SOLICITATION OF PROXIES

We will bear the expense of soliciting proxies.  Our directors, officers and other employees may solicit proxies in person, by telephone, by mail or by other means of communication, but such persons will not be specially compensated for such services.  We may also reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable charges and expenses in connection with the distribution of proxy materials.

ANNUAL REPORT

Our financial statements for the year ended December 31, 2010 are included in our 2010 Annual Report to Stockholders, which we are sending to our stockholders at the same time as this proxy statement.  Our 2010 Annual Report on Form 10-K, which has been filed with the SEC, will be made available to stockholders without charge upon written request to the Corporate Secretary of People’s Liberation, Inc., at our principal executive offices, 1212 S. Flower St., 5th Floor, Los Angeles, CA 90015.

By Order of the Board of Directors

/s/ Colin Dyne
Colin Dyne
Chairman of the Board

Los Angeles, California
May 18, 2011

PLEASE PROMPTLY VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.  NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.  PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. IF YOU ARE A STOCKHOLDER OF RECORD, YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE THE ANNUAL MEETING EITHER BY FILING WITH THE CORPORATE SECRETARY OF PEOPLE’S LIBERATION, AT OUR PRINCIPAL EXECUTIVE OFFICES, A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND EXPRESSING A DESIRE TO VOTE YOUR SHARES IN PERSON.  IF YOU HOLD YOUR SHARES IN STREET NAME, YOU MAY CHANGE YOUR VOTE BY SUBMITTING NEW VOTING INSTRUCTIONS TO YOUR BROKER, BANK OR OTHER NOMINEE. YOU MUST CONTACT YOUR BROKER, BANK OR OTHER NOMINEE TO FIND OUT HOW TO DO SO.  ATTENDANCE AT THE MEETING WILL NOT IN AND OF ITSELF REVOKE A PROXY.

THE ANNUAL MEETING IS ON JUNE 17, 2011
PLEASE RETURN YOUR PROXY IN TIME

PEOPLE’S LIBERATION, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of PEOPLE’S LIBERATION, INC., a Delaware corporation (the “Company”), hereby nominates, constitutes and appoints Colin Dyne as proxy of the undersigned, with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on June 17, 2011, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

A VOTE FOR ALL PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

Proposal 1.    To elect the Board of Directors’ nominee as a Class III Director:

Dean Oakey

☐ FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below)

☐ WITHHELD for all nominees listed above
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below:)

_______________________________________________________________________________

The undersigned hereby confer(s) upon the proxy discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.

Proposal 2.

Proposal to ratify the selection of                                                                                                        FOR           AGAINSTABSTAIN
Weinberg and Company as the company’s                                                                                             [  ]                    [  ]             [  ]
independent registered public accounting firm
for the fiscal year ending December 31, 2011.

The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxy, and each of them, may lawfully do by virtue hereof.  With respect to matters not known at the time of the solicitation hereof, said proxy is authorized to vote in accordance with his best judgment.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXY.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated May 18, 2011, relating to the Annual Meeting.

Dated:___________________________, 2011

Signature:_____________________________

Signature:_____________________________
Signature(s) of Stockholder(s)
(See Instructions Below)

The Signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Share Certificate.  If stock is held jointly, all joint owners should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If signer is a corporation, please sign the full corporation name, and give title of signing officer.

☐ Please indicate by checking this box if you anticipate attending the Annual Meeting.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE OR FAX DIRECTLY TO STALT, INC. AT (650) 321-7113